                                                                   EXHIBIT 3.123

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  MERGECO, INC.

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the
State of Delaware (particularly Chapter 1, Title 9 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter the "Corporation") is:
MERGECO, Inc.

          SECOND: the address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre
Road, City of Wilmington, County of New Castle; state of Delaware, zip code
19805 and the name of the registered agent of the Corporation in the State of
Delaware is Corporation Service Company.

          THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of
Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Five Million (5,000,000). The par value of each such share is $0.001. All such shares are of one class and are shares of Common
Stock.

          FIFTH:   The name and mailing address of the incorporator are as
                   follows:

                   Matthew G. Colvin
                   3033 Science Park Road
                   San Diego, California 92121

          SIXTH:   The Corporation is to have perpetual existence.

          SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as
the same may be amended and supplemented.

          EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or

covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this article NINTH.

          Signed on March 4, 1999

                                        /s/ Matthew G. Colvin
                                        ----------------------------------------
                                        Matthew G. Colvin
                                        Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  MERGECO, INC.

          MergeCo, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware which was incorporated on March 4, 1999, does hereby certify:

          FIRST: That the Board of Directors of the Corporation declared an amendment to the Corporation's Certificate of Incorporation (the
     "Certificate"), advisable and approved a resolution to amend and replace
     Article First of the Certificate to read as follows:

               FIRST: "The name of the corporation (hereinafter the
          "Corporation") is Datacentric Automation Corporation"

          SECOND: That the Board of Directors of the Corporation declared an amendment to the Certificate advisable and approved a resolution to amend and replace Article Fourth of the Certificate to read as follows:

               FOURTH: "This Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of
          Common Stock presently authorized is Ten Million (10,000,000), each having a par value of one-tenth of one cent ($0.001)."

          THIRD: that said amendments were duly adopted by the Corporations Sole
     Stockholder in accordance with the provisions of Title 3, Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: that said amendments shall be effective for accounting purposes only as of September 17, 2002.

          IN WITNESS WHEREOF, MergeCo, Inc. has caused this Certificate of
Amendment to be signed by its duly authorized officer, as of the 15th day of
October, 2002.

                                        MergeCo, Inc.

                                        /s/ Cheryl L. Barr
                                        ----------------------------------------
                                        Name: Cheryl L. Barr
                                        Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       DATACENTRIC AUTOMATION CORPORATION

          Datacentric Automation Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the
State of Delaware which was incorporated on March 4, 1999, does hereby certify:

          FIRST: That the Board of Directors of the Corporation declared an amendment to the Corporation's Certificate of Incorporation (the
     "Certificate"), advisable and approved a resolution to amend and replace
     Article First of the Certificate to read as follows:

               FIRST: "The name of the corporation (hereinafter the
          "Corporation") is Shellco, Inc.",

          SECOND: that said amendment was duly adopted by the Corporations Sole
     Stockholder in accordance with the provisions of Title 3, Section 242 of the General Corporation Law of the State of Delaware.

          THIRD: that said amendment shall be effective for accounting purposes only as of March 12, 2004.

          IN WITNESS WHEREOF, Datacentric, Automation Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 12th day of March, 2004.

                                        Datacentric Automation Corporation

                                        /s/ Cheryl L. Barr
                                        ----------------------------------------
                                        Name: Cheryl L. Barr
                                        Secretary